UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-k

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2016

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Description of Common Equity

Hills Bancorporation (the “Company”) is an Iowa chartered corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company’s common shares are registered under Section 12(g) of the Securities Exchange Act of 1934.

Set forth below is a description of the Company’s common shares. This description is qualified in its entirety by reference to the Company’s Restated Articles of Incorporation (the “Articles”), its Amended and Restated Bylaws (the “Bylaws”), and the relevant provisions of Iowa law.

Authorized shares

The Articles authorize 20,000,000 shares of common stock, without par value. As of October 11, 2016, 9,269,090 shares of the Company’s common stock were issued and outstanding and 940,417 shares were held in treasury by the Company.

Voting rights

Each share of Company common stock entitles the holder thereof to one vote for the election of Directors and for all other matters submitted to the shareholders of the Company for their consideration. At all meetings of the shareholders of the Company the majority of the common stock outstanding represented either in person or by written proxy shall constitute a quorum for the transaction of business. The Articles provide that shareholders do not have the right to vote cumulatively in the election of Directors.

Preemptive rights

No shareholder shall have any prior or preemptive right to purchase any unissued shares of the Company currently or hereafter authorized.

Liquidation rights

Each share of the Company’s common stock entitles the holder thereof to share ratably in the Company’s net assets legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Subscription, conversion and redemption rights; shares nonassessable

The holders of the Company’s common stock do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to shares of the Company’s common stock. The shares of common stock to be issued under the Dividend Reinvestment and Stock Purchase Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Payment of dividends

The Company can pay dividends on its outstanding common shares in accordance with the terms of the Iowa Business Corporation Act. The Iowa Business Corporation Act generally provides that the Board of Directors may declare and pay distributions to shareholders, provided that no dividend or distribution may be made by the Company if, after giving it effect, the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time to satisfy the rights of holders having preferential liquidation rights in the event of the Company’s dissolution. In addition, no dividend may be paid when the Company would not be able to pay its debts as they become due in the usual course of business.

 Board of Directors

General. The Articles currently sets the number of Directors at eleven and provide that the Board of Directors is divided into three separate classes, each class to be as nearly equal in number as possible and elected for staggered three-year terms.

Nominations. The Bylaws provide that nominations of persons for election as Directors of the Company may be made by or at the direction of the Board of Directors, or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in the Bylaws.

Shareholder nominations for election to the Company Board of Directors at an annual meeting of shareholders can be made only pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal executive offices of the Company not less than 120 calendar days before the first anniversary of the mailing date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The written notification of a proposed nominee must contain the following information:

•	The name, address and numbers of shares held by the nominating shareholder;

•	The name, age, and business and residential addresses of the proposed nominee;

•	The principal occupation or employment of the proposed nominee;

•	The total number of the Company’s common shares owned by the proposed nominee; and

•	Any other information relating to the proposed nominee that would required to be disclosed about Directors under the federal proxy rules

Removal. The Articles provide that a Director or Directors may be removed from office only by the vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company. The removal of a Director or Directors of the Company may be either with or without cause.

Vacancies. Under the Articles, any vacancy occurring in the Board of Directors, other than as a result of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though such remaining Directors constitute less than a quorum of the Board of Directors. Directors elected to fill such a vacancy shall hold office for the unexpired term of the class of which their predecessor in office was a member. Pursuant to the Bylaws, any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Special meetings

Pursuant to the Bylaws, special meetings of shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Company entitled to vote at the meeting.

Shareholder vote required to approve business combinations with Interested Persons

The Articles require that, in addition to any vote or approvals of the Board of Directors or Shareholders required by Iowa law, the affirmative approval of the holders of at least eighty percent (80%) of the Company’s voting shares is required to approve “Covered Transactions” (including mergers, consolidations and such other transactions as defined in the Articles) between the Company and any “Interested Person.” An “Interested Person” is defined in the Articles as any shareholder who beneficially owns or controls, directly or indirectly, five percent (5%) or more of the Company’s voting shares.

The shareholder vote requirements described above do not apply, however, if:

•
The Board of Directors of the Company shall have approved a memorandum of understanding with each Interested Person who or which is a party to such Covered Transaction prior to the time that each such Interested Person shall have become a beneficial owner of five percent (5%) or more of the Shares;

•
The Covered Transaction shall have been approved by a resolution adopted by the affirmative vote of seventy-five percent (75%) or more of the Company’s entire Board of Directors, provided that a majority of the membership of the Board voting for the approval of such Covered Transaction consists of “Disinterested Directors,” as defined in the Articles; or

•	The Covered Transaction is solely between the Company and another corporation, 100 percent (100%) of the voting stock of which is owned directly or indirectly by the Company

Iowa Anti-takeover statute

Under section 490.1110 of the Iowa Business Corporation Act, an Iowa corporation may generally not engage in any “business combination” (as defined in the statute) with an interested shareholder for a period of three years following the time that the shareholder became an interested shareholder, unless any of the following apply:

•
Prior to the time the shareholder became an interested shareholder, the Board of Directors of the Company approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

•
Upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least eighty-five percent (85%) of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are Directors and officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•
At or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock which is not owned by the interested shareholder.

“Interested shareholder” is defined under section 490.1110 of the Iowa Business Corporation Act as any person, other than the Company and any direct or indirect majority-owned subsidiary of the Company, that is the owner of ten percent or more of the outstanding voting stock of the Company, or is an affiliate or associate of the Company and was the owner of ten percent (10%) or more of the outstanding voting stock of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: October 11, 2016	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer